As filed with the Securities and Exchange Commission on April 29, 2003
                                                      Registration No. 333-
  ==========================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                              _________________
                                   FORM S-8
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                              _________________


                   CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.
            (Exact name of registrant as specified in its charter)


               Delaware                                36-4459170
------------------------------------       -----------------------------------
 (State or other jurisdiction of           (I.R.S. Employer Identification No.)
  incorporation or  organization)


                             30 South Wacker Drive
                            Chicago, Illinois 60606
                                (312) 930-1000
                   (Address of Principal Executive Offices)

                               Agreement between
                 Chicago Mercantile Exchange Holdings Inc. and
                               James J. McNulty
                             (Full Title of Plan)

                           Kathleen M. Cronin, Esq.
                              Corporate Secretary
                   Chicago Mercantile Exchange Holdings Inc.
                             30 South Wacker Drive
                            Chicago, Illinois 60606
                                (312) 930-1000
 (Name, Address and Telephone Number, including Area Code, of Agent for Service)

                                   Copy to:

                            Rodd M. Schreiber, Esq.
                Skadden, Arps, Slate, Meagher & Flom (Illinois)
                             333 West Wacker Drive
                            Chicago, Illinois 60606
                                (312) 407-0700

                              _________________

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
                                                                                   Proposed Maximum
                                                    Amount To    Proposed Maximum     Aggregate        Amount of
                 Title of Shares                  Be Registered   Offering Price    Offering Price   Registration
                To Be Registered                       (1)         Per Share (2)         (2)              Fee
--------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value $.01 per share        50,000          $52.15          $2,607,500         $211
(including rights to acquire Series A Junior
Participating Preferred Stock pursuant to our
rights plan)
--------------------------------------------------------------------------------------------------------------------

(1) Represents shares of our Class A common stock issuable upon exercise of a portion of the Class B portion of the option Mr. McNulty received under his employment agreement, together with an indeterminate number of shares of our Class A common stock that may become issuable under Mr. McNulty's employment agreement as a result of a stock split, stock dividend or similar adjustment of the outstanding shares of our Class A common stock. In accordance with Rule 416 under the Securities Act of 1933, as amended, such indeterminable number of additional shares as may be issuable as a result of such adjustments are also registered hereby.

(2) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the high and low prices of our Class A common stock on April 25, 2003, as reported on the New York Stock Exchange.

                               EXPLANATORY NOTE

         Chicago Mercantile Exchange Holdings Inc., a Delaware corporation (the "Company"), hereby files this Registration Statement on Form S-8 relating to 50,000 shares of the Company's Class A common stock, par value $0.01 per share, issuable pursuant to the exercise of a portion of the Class B portion of the option granted to the Company's Chief Executive Officer under his employment agreement.


                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The information called for in Part I of Form S-8 is currently included in documents sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by the Company pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, including portions of the Company's 2002 Annual Report to Shareholders and definitive Proxy Statement for the 2003 Annual Meeting of Shareholders incorporated therein by reference.

         (b) The description of the Company's Class A common stock contained in the prospectus included in the Company's Registration Statement on Form S-1 (File No. 333-90106), as amended, incorporated by reference in the Company's Registration Statement on Form 8-A filed on November 29, 2002 (File No. 001-31553).

         (c) The description of the Company's Rights Agreement and Series A Junior Participating Preferred Stock contained in the Company's Registration Statement on Form 8-A filed on December 4, 2001 (File No. 000-33379).

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of Delaware General Corporation Law authorizes a court to award or a corporation's board of directors to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under some circumstances for liabilities arising under the Securities Act and to provide for the reimbursement of expenses incurred.

         As permitted by the Delaware law, Article XI of the Company's certificate of incorporation and Article IX of its bylaws provide that (1) the Company is permitted to indemnify its directors, officers and other employees to the fullest extent permitted by Delaware law; (2) the Company is permitted to advance expenses, as incurred, to its directors, officers and other employees in connection with defending a legal proceeding if the Company has received in advance an undertaking by the person receiving such advance to repay all amounts advanced if it should be determined that he or she is not entitled to be indemnified by the Company; and (3) the rights conferred in the bylaws are not exclusive. As permitted by the Delaware General Corporation Law, the Company's certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the Company or its shareholders;
(2) for acts of omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the Delaware General Corporation Law (regarding payments of dividends; stock purchases or redemptions which are unlawful); or (4) for any transaction from which the director derived an improper personal benefit. This provision in the certificate of incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

Exhibit
Number        Description
------        -----------

     3.1 Amended and Restated Certificate of Incorporation of Chicago Mercantile Exchange Holdings Inc. (incorporated by reference to
              Exhibit 3.1 to Chicago Mercantile Exchange Holdings Inc.'s Current Report on Form 8-K, filed with the SEC on December 4, 2001, File No. 000-33379).

     3.2 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Chicago Mercantile Exchange Holdings Inc. (incorporated by reference to Exhibit 3.2 to Chicago Mercantile Exchange Holdings Inc.'s Current Report on Form 8-K, filed with the SEC on May 16, 2002, File No. 000-33379).

     3.3 Second Amended and Restated Bylaws of Chicago Mercantile Exchange Holdings Inc., as amended November 7, 2002
              (incorporated by reference to Exhibit 3.3 to Chicago Mercantile Exchange Holdings Inc.'s Registration Statement on Form S-1, filed with the SEC on December 5, 2002, File No. 333-90106).

     4.1 Rights Agreement, dated as of November 30, 2001, between Chicago Mercantile Exchange Holdings Inc. and Mellon Investor Services LLC (incorporated by reference to Exhibit 4.1 to Chicago Mercantile Exchange Holding's Inc.'s Form 8-A, filed with the SEC on December 4, 2001, File No. 000-33379).

     4.2 First Amendment to Rights Agreement, dated as of November 13, 2002, between Chicago Mercantile Exchange Holdings Inc., Mellon Investor Services, LLC and Computershare Investor Services, LLC (incorporated by reference to Exhibit 5 to Chicago Mercantile Exchange Holdings Inc.'s Form 8-A, filed with the SEC on November 29, 2002, File No. 001-31553).

     5.1      Opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois).

     23.1     Consent of Ernst & Young LLP.

     23.2 Consent of Skadden, Arps, Slate, Meagher & Flom (Illinois) (included in Exhibit 5.1).

     24.1     Power of Attorney (included on signature page).

ITEM 9.  UNDERTAKINGS.

         1. The undersigned registrant hereby undertakes:

                  A. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) to include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) to reflect in the prospectus any facts or
                  events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (1)(A)(i) and (1)(A)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  B. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on April 29, 2003.

                                  Chicago Mercantile Exchange Holdings Inc.


                                  By       /s/ Craig S. Donohue
                                      -----------------------------
                                            Craig S. Donohue
                                       Executive Vice President and
                                       Chief Administrative Officer


                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Craig S. Donohue, David G. Gomach and Kathleen M. Cronin, and each of them, his or her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on April 29, 2003.

               Signature                  Title
               ---------                  -----

  /s/ James J. McNulty            President and Chief Executive Officer
-----------------------------     and Director
      James J. McNulty


  /s/ Terrence A. Duffy           Chairman of the Board and Director
-----------------------------
      Terrence A. Duffy


    /s/ David G. Gomach           Managing Director and Chief Financial Officer
-----------------------------
        David G. Gomach


   /s/ Nancy W. Goble             Managing Director and Chief Accounting Officer
-----------------------------
       Nancy W. Goble


-----------------------------     Director
    Timothy R. Brennan


   /s/ Martin J. Gepsman          Director
-----------------------------
       Martin J. Gepsman


-----------------------------     Director
      Daniel R. Glickman


-----------------------------     Director
      Scott Gordon


   /s/ Bruce F. Johnson           Director
-----------------------------
       Bruce F. Johnson


-----------------------------     Director
      Gary M. Katler


    /s/ Patrick B. Lynch          Director
-----------------------------
        Patrick B. Lynch


    /s/ Leo Melamed               Director
-----------------------------
        Leo Melamed


  /s/ William P. Miller II        Director
-----------------------------
      William P. Miller II


-----------------------------     Director
      John D. Newhouse


   /s/ James E. Oliff             Director
-----------------------------
       James E. Oliff


 /s/ William G. Salatich, Jr.     Director
-----------------------------
     William G. Salatich, Jr.


    /s/ John F. Sandner           Director
-----------------------------
        John F. Sandner


     /s/ Terry L. Savage          Director
-----------------------------
         Terry L. Savage


   /s/ Myron S. Scholes           Director
-----------------------------
       Myron S. Scholes


  /s/ William R. Shepard          Director
-----------------------------
      William R. Shepard


    /s/ Howard J. Siegel          Director
-----------------------------
        Howard J. Siegel


    /s/ David J. Wescott          Director
-----------------------------
        David J. Wescott

                               INDEX TO EXHIBITS
Exhibit
Number        Description
------        -----------

     3.1 Amended and Restated Certificate of Incorporation of Chicago Mercantile Exchange Holdings Inc. (incorporated by reference to
              Exhibit 3.1 to Chicago Mercantile Exchange Holdings Inc.'s Current Report on Form 8-K, filed with the SEC on December 4, 2001, File No. 000-33379).

     3.2 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Chicago Mercantile Exchange Holdings Inc. (incorporated by reference to Exhibit 3.2 to Chicago Mercantile Exchange Holdings Inc.'s Current Report on Form 8-K, filed with the SEC on May 16, 2002, File No. 000-33379).

     3.3 Second Amended and Restated Bylaws of Chicago Mercantile Exchange Holdings Inc., as amended November 7, 2002
              (incorporated by reference to Exhibit 3.3 to Chicago Mercantile Exchange Holdings Inc.'s Registration Statement on Form S-1, filed with the SEC on December 5, 2002, File No. 333-90106).

     4.1 Rights Agreement, dated as of November 30, 2001, between Chicago Mercantile Exchange Holdings Inc. and Mellon Investor Services LLC (incorporated by reference to Exhibit 4.1 to Chicago Mercantile Exchange Holding's Inc.'s Form 8-A, filed with the SEC on December 4, 2001, File No. 000-33379).

     4.2 First Amendment to Rights Agreement, dated as of November 13, 2002, between Chicago Mercantile Exchange Holdings Inc., Mellon Investor Services, LLC and Computershare Investor Services, LLC (incorporated by reference to Exhibit 5 to Chicago Mercantile Exchange Holdings Inc.'s Form 8-A, filed with the SEC on November 29, 2002, File No. 001-31553).

     5.1      Opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois).

     23.1     Consent of Ernst & Young LLP.

     23.2 Consent of Skadden, Arps, Slate, Meagher & Flom (Illinois) (included in Exhibit 5.1).

     24.1     Power of Attorney (included on signature page).